NON-NEGOTIABLE PROMISSORY NOTE

$150,000

January 3, 2010
Salt Lake City, Utah

FOR VALUE RECEIVED, Cimarron Software, Inc. (the "Maker"), promises to pay to the order of David Fuhrman (the "Holder") at Salt Lake City Utah, the principal sum of One Hundred Fifty Thousand Dollars ($150,000) (or any balance thereof outstanding) on demand, subject to the terms and conditions contained herein. Maker may prepay the unpaid principal and/or interest hereunder, without penalty, at any time.

In the event that the Maker is in default of any payment of principal and/or interest due hereunder, Maker agrees to pay interest with respect to any amount which is in default at the rate of zero (0%) percent per annum from the first day of default until such payment is made.

All payments hereunder shall be payable in lawful money of the United States.

Maker shall be in default hereunder, at the option of Holder, upon the occurrences of any of the following events: the failure by Maker to make payment of principal and/or interest when due hereunder, and such failure shall have continued for a period of more than ten (10) days after notice and a reasonable opportunity to cure; the entering into of a decree or order by a court of competent jurisdiction adjudicating Maker as bankrupt or the appointing of a receiver or trustee of Maker upon the application of any creditor in an insolvency or bankruptcy proceeding or other creditor's suit; or a court of competent jurisdiction approving as properly filed, a petition for reorganization or arrangement filed against the Maker under the Federal bankruptcy laws and such decree or order not being vacated within thirty (30) days; or the pendency of any bankruptcy proceeding or other creditor's suit against Maker; or a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws with respect to Maker; or an assignment for the benefit of creditors by the Maker; or if the Maker should consent to the appointment of a receiver or trustee in an insolvency or bankruptcy proceeding or other creditor's suit; or the existence of any uncured event of default under the terms of any instrument in writing evidencing a debt to someone other than Holder; provided, that Maker is not contesting in good faith by appropriate proceeding such uncured event of default; of the existence of any judgment against, or any attachment or property of, Maker; or any other condition which, in the good faith determination of Holder, would materially impair the timely repayment of this Note.

Upon the occurrence of any event or condition of default hereunder, or at any time thereafter, Holder at its option may accelerate the maturity of this Note and declare all of the indebtedness or any portion thereof to be immediately due and payable.

Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notions of every kind are hereby waived.

The terms "Maker" and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holders and assigns.

This Note shall be enforceable in accordance with the laws of the State of Utah and shall be construed in accordance therewith.

Cimarron Software, Inc.

By: /s/ Robert Sargent

RJ Sargent 7/19/2011 nunc pro tunc
1/3/2010

Name: Robert Sargent
Title: Vice President

NON-NEGOTIABLE PROMISSORY NOTE

$150,000

January 3, 2011
Salt Lake City, Utah

FOR VALUE RECEIVED, Cimarron Software, Inc. (the "Maker"), promises to pay to the order of David Fuhrman (the "Holder") at Salt Lake City Utah, the principal sum of One Hundred Fifty Thousand Dollars ($150,000) (or any balance thereof outstanding) on demand, subject to the terms and conditions contained herein. Maker may prepay the unpaid principal and/or interest hereunder, without penalty, at any time.

In the event that the Maker is in default of any payment of principal and/or interest due hereunder, Maker agrees to pay interest with respect to any amount which is in default at the rate of zero (0%) percent per annum from the first day of default until such payment is made.

All payments hereunder shall be payable in lawful money of the United States.

Maker shall be in default hereunder, at the option of Holder, upon the occurrences of any of the following events: the failure by Maker to make payment of principal and/or interest when due hereunder, and such failure shall have continued for a period of more than ten (10) days after notice and a reasonable opportunity to cure; the entering into of a decree or order by a court of competent jurisdiction adjudicating Maker as bankrupt or the appointing of a receiver or trustee of Maker upon the application of any creditor in an insolvency or bankruptcy proceeding or other creditor's suit; or a court of competent jurisdiction approving as properly filed, a petition for reorganization or arrangement filed against the Maker under the Federal bankruptcy laws and such decree or order not being vacated within thirty (30) days; or the pendency of any bankruptcy proceeding or other creditor's suit against Maker; or a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws with respect to Maker; or an assignment for the benefit of creditors by the Maker; or if the Maker should consent to the appointment of a receiver or trustee in an insolvency or bankruptcy proceeding or other creditor's suit; or the existence of any uncured event of default under the terms of any instrument in writing evidencing a debt to someone other than Holder; provided, that Maker is not contesting in good faith by appropriate proceeding such uncured event of default; of the existence of any judgment against, or any attachment or property of, Maker; or any other condition which, in the good faith determination of Holder, would materially impair the timely repayment of this Note.

Upon the occurrence of any event or condition of default hereunder, or at any time thereafter, Holder at its option may accelerate the maturity of this Note and declare all of the indebtedness or any portion thereof to be immediately due and payable.

Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notions of every kind are hereby waived.

The terms "Maker" and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holders and assigns.

This Note shall be enforceable in accordance with the laws of the State of Utah and shall be construed in accordance therewith.

Cimarron Software, Inc.

By: /s/ Robert Sargent

R Sargent 7/19/2011 nunc pro tunc (1/3/2011)

Name: Robert Sargent
Title: Vice President

NON-NEGOTIABLE PROMISSORY NOTE

$215,845.20

January 3, 2009
Salt Lake City, Utah

FOR VALUE RECEIVED, Cimarron Software, Inc. (the "Maker"), promises to pay to the order of David Fuhrman (the "Holder") at Salt Lake City Utah, the principal sum of Two Hundred Fifth Teen Thousand Eight Hundred Forty Five Dollars and Twenty cents ($215,845.20) (or any balance thereof outstanding) on demand, subject to the terms and conditions contained herein. Maker may prepay the unpaid principal and/or interest hereunder, without penalty, at any time.

In the event that the Maker is in default of any payment of principal and/or interest due hereunder, Maker agrees to pay interest with respect to any amount which is in default at the rate of zero (0%) percent per annum from the first day of default until such payment is made.

All payments hereunder shall be payable in lawful money of the United States.

Maker shall be in default hereunder, at the option of Holder, upon the occurrences of any of the following events: the failure by Maker to make payment of principal and/or interest when due hereunder, and such failure shall have continued for a period of more than ten (10) days after notice and a reasonable opportunity to cure; the entering into of a decree or order by a court of competent jurisdiction adjudicating Maker as bankrupt or the appointing of a receiver or trustee of Maker upon the application of any creditor in an insolvency or bankruptcy proceeding or other creditor's suit; or a court of competent jurisdiction approving as properly filed, a petition for reorganization or arrangement filed against the Maker under the Federal bankruptcy laws and such decree or order not being vacated within thirty (30) days; or the pendency of any bankruptcy proceeding or other creditor's suit against Maker; or a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws with respect to Maker; or an assignment for the benefit of creditors by the Maker; or if the Maker should consent to the appointment of a receiver or trustee in an insolvency or bankruptcy proceeding or other creditor's suit; or the existence of any uncured event of default under the terms of any instrument in writing evidencing a debt to someone other than Holder; provided, that Maker is not contesting in good faith by appropriate proceeding such uncured event of default; of the existence of any judgment against, or any attachment or property of, Maker; or any other condition which, in the good faith determination of Holder, would materially impair the timely repayment of this Note.

Upon the occurrence of any event or condition of default hereunder, or at any time thereafter, Holder at its option may accelerate the maturity of this Note and declare all of the indebtedness or any portion thereof to be immediately due and payable.

Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notions of every kind are hereby waived.

The terms "Maker" and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holders and assigns.

This Note shall be enforceable in accordance with the laws of the State of Utah and shall be construed in accordance therewith.

Cimarron Software, Inc.

~~By: /s/ Robert Sargent~~

[signature]

Name: Robert Sargent
Title: Vice President

7/14/2011 nunc pro tunc 1/3/2009

NON-NEGOTIABLE PROMISSORY NOTE

$153,366.56

June 30, 2011 nunc pro tunc January 8, 2009
Salt Lake City, Utah

FOR VALUE RECEIVED, Cimarron Software, Inc. (the "Maker"), promises to pay to the order of Robert Sargent (the "Holder") at Salt Lake City Utah, the principal sum of One Hundred Fifty Three Thousand Three Hundred Sixty Six Dollars and Fifty Six cents ($153,366.56) (or any balance thereof outstanding) on demand, subject to the terms and conditions contained herein. Maker may prepay the unpaid principal and/or interest hereunder, without penalty, at any time.

In the event that the Maker is in default of any payment of principal and/or interest due hereunder, Maker agrees to pay interest with respect to any amount which is in default at the rate of zero (0%) percent per annum from the first day of default until such payment is made.

All payments hereunder shall be payable in lawful money of the United States.

Maker shall be in default hereunder, at the option of Holder, upon the occurrences of any of the following events: the failure by Maker to make payment of principal and/or interest when due hereunder, and such failure shall have continued for a period of more than ten (10) days after notice and a reasonable opportunity to cure; the entering into of a decree or order by a court of competent jurisdiction adjudicating Maker as bankrupt or the appointing of a receiver or trustee of Maker upon the application of any creditor in an insolvency or bankruptcy proceeding or other creditor's suit; or a court of competent jurisdiction approving as properly filed, a petition for reorganization or arrangement filed against the Maker under the Federal bankruptcy laws and such decree or order not being vacated within thirty (30) days; or the pendency of any bankruptcy proceeding or other creditor's suit against Maker; or a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws with respect to Maker; or an assignment for the benefit of creditors by the Maker; or if the Maker should consent to the appointment of a receiver or trustee in an insolvency or bankruptcy proceeding or other creditor's suit; or the existence of any uncured event of default under the terms of any instrument in writing evidencing a debt to someone other than Holder; provided, that Maker is not contesting in good faith by appropriate proceeding such uncured event of default; of the existence of any judgment against, or any attachment or property of, Maker; or any other condition which, in the good faith determination of Holder, would materially impair the timely repayment of this Note.

Upon the occurrence of any event or condition of default hereunder, or at any time thereafter, Holder at its option may accelerate the maturity of this Note and declare all of the indebtedness or any portion thereof to be immediately due and payable.

Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notions of every kind are hereby waived.

The terms "Maker" and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holders and assigns.

This Note shall be enforceable in accordance with the laws of the State of Utah and shall be construed in accordance therewith.

Cimarron Software, Inc.

By: /s/ David Fuhrman

Name: David Fuhrman
Title: President